Exhibit 10.7

AGREEMENT

THIS AGREEMENT, effective as of the lst day of January, 1992, between ENDORECHERCHE INC. (hereafter “ENDORECHERCHE”) a Province of Quebec, Canada corporation and SCHERING CORPORATION, a corporation of the State of New Jersey, U.S.A., (hereafter “SCHERING”)

WITNESSETH:

WHEREAS SCHERING desires to receive, and ENDORECHERCHE is willing to grant exclusive worldwide licenses under ENDORECHERCHE’s existing and future intellectual property rights with respect to certain existing antiestrogen and antiandrogen compounds and additional compounds discovered by or on behalf of ENDORECHERCHE in the field of human and animal health during the period of time specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

ARTICLE 1 – DEFINITIONS

As used in this Agreement, the following terms have the following meanings and the singular shall include the plural and vice versa:

(a) “Affiliate” means any company or organization controlling, controlled by, or under common control with SCHERING or ENDORECHERCHE, as the case may be. For this purpose, the terms control, controlled and controlling mean ownership directly or indirectly of at least fifty percent (50%) of the stock entitled to vote, and for non-stock organizations, the right to receive at least fifty percent (50%) of the profits.

(b) (1) “Earned Royalty” means the following percentages of Net Sales of each Licensed Product, including Net Sales of Licensed Combinations thereof calculated in accordance with Paragraph (b) (2) below:

(A) [***]% of Net Sales up to and including U.S. $[***].

(B) [***]% of net sales in excess of U.S. $[***].

(C) [***] of the royalty rates described in (A) and (B) above will be applied with respect to Net Sales in any country in the Territory where sales of Licensed Product are not covered by a Valid Claim during the period that a product containing, as an active ingredient, compound identical to a Licensed Compound is being sold in such country.

(2) With respect to Licensed Combinations, “Earned Royalty” means the foregoing percentages of the sums calculated by multiplying Net Sales of Licensed Combinations by a fraction whose numerator is the cost of Licensed Compounds contained therein and whose denominator is the sum of the numerator and the cost (calculated on the same basis if manufactured; otherwise on the basis of purchase price) of all other active ingredients contained therein. In each case cost is to be determined in accordance with SCHERING’s standard accounting procedures.

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

(c) “FDA” means the United States Food and Drug Administration.

(d) “Field” means the therapeutic and/or prophylactic use of any Licensed Compound or Licensed Product for the treatment of any disease or condition in humans and/or animals.

(e) “IND” means an investigational new drug application filed with the FDA in accordance with its rules and regulations.

(f) “Know-How” means all data, instructions, processes, formulae, expert opinion and information relating to the development, manufacture, use or sale of Licensed Compounds, intermediates thereof, and Licensed Products including, without limitation, all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information.

(g) “Licensed Combinations” means any Licensed Products which contain, in addition to one or more Licensed Compounds, one or more other active ingredients having independent therapeutic or prophylactic effect.

(h) “Licensed Compounds” means (i) any compounds existing on the effective date of this Agreement which were conceived of as antiestrogen or antiandrogen compounds by or on behalf of ENDORECHERCHE and (ii) any additional novel or existing compounds which are conceived of as compounds in the Field by or on behalf of ENDORECHERCHE while carrying out research in the program as that term is defined in Paragraph (a) of Article 4 of this Agreement during the [***] year period commencing on the effective date of this Agreement, as such period may be extended.

(i) “Licensed products” means any pharmaceutical products in dosage form which contain one or more Licensed Compounds, including without limitation, Licensed Combinations.

(j) “NDA” means a new drug application filed with the FDA in accordance with its rules and regulations.

(k) “Net Sales” means the gross amounts received from sales of Licensed Products by SCHERING, its Affiliates or sublicensees to third party customers after deduction of [(1) cash, trade and/or quantity discounts; (2) amounts repaid or credited by reason of rejections or returns of goods, rebates or because of retroactive price reductions; and (3) freight, postage, and duties paid for.

(1) “Patent Rights” means (i) all pending United States patent applications and issued patents relating to Licensed Compounds described in Paragraph (h)(i) of Article 1, including without limitation, the pending United States patent applications and issued patents listed, as of the effective date of this Agreement, in Exhibit A attached hereto and made a part hereof; (ii) all claims of any patent applications or issued patents filed or issued during or after the term of this Agreement to which Fernand Labrie, M.D. and/or ENDORECHERCHE have rights covering any compositions for, processes for or methods of use of any Licensed Compounds in the Field; (iii) all claims of any

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

foreign counterpart patent applications and/or issued patents of (i) and (ii) and (iv) any reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part or divisions of or to any of the foregoing which are hereafter granted in the Territory. Exhibit A shall be updated periodically to reflect the current status of the Patent Rights.

(m) “Phase l” means, with respect to human clinical trials, initial introduction of new drug in humans (patients or normal volunteers, as appropriate). Controlled studies are designed to determine metabolism, pharmacologic actions, side effects associated with single and increasing multiple-doses, and, if possible, to gain early evidence of efficacy.

(n) “Phase II” means, with respect to human clinical trials, controlled clinical studies designed to evaluate the effectiveness of a drug for a particular indication (or indications) in patients with the disease or condition under study and to determine the short-term side effects and risks associated with the drug.

(o) “Phase III” means, with respect to human clinical trials, expanded controlled studies performed after preliminary evidence suggests effectiveness of a drug has been obtained. These studies are intended to gather additional information about effectiveness and safety needed to evaluate overall benefit/risk relationship of the drug and to provide the basis for physician labelling.

(p) “Territory” means every country in the world.

(q) “Trademark” means any trademark selected and registered by SCHERING in the Territory for the marketing of Licensed Products.

(r) “Valid Claim” means any claim contained in any pending patent application or issued patent included within the Patent Rights which has not been abandoned or declared invalid in a non-appealable order and which would be infringed by the manufacture or sale of Licensed Products in the absence of the licenses granted in this Agreement.

ARTICLE 2 – LICENSE GRANT

ENDORECHERCHE hereby grants to SCHERING, and SCHERING hereby accepts from ENDORECHERCHE, exclusive, worldwide licenses under the Patent Rights and to use ENDORECHERCHE Know-How, with a right of sublicense, to make, have made, use and sell Licensed Compounds and Licensed Products in the Field in the Territory. The foregoing licenses shall be exclusive, even as to ENDORECHERCHE, except as necessary for ENDORECHERCHE to make and use Licensed Compounds for the express purposes stated in this Agreement.

ARTICLE 3 – PAYMENTS AND ROYALTIES

(a) In partial consideration of the grants of rights to SCHERING contained in this Agreement, and subject to the other terms in this Agreement, SCHERING agrees to make the following payments in U.S. dollars to ENDORECHERCHE which shall be non-refundable and non-creditable against future royalties:

(i) $[***] upon the date this Agreement becomes effective;

(ii) $[***] upon completion of [***] and SCHERING’s notification to ENDORECHERCHE of its decision to conduct or have conducted by ENDORECHERCHE [***] of such Licensed Compound;

(iii) $[***] when [***] are completed. Completion for purposes of this Paragraph means receipt by SCHERING of [***].

(iv) $[***] upon completion of [***];

(v) $[***] upon [***]. Completion shall mean for purposes of this Paragraph [***].

(vi) $[***] upon the [***].

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

(vii) $[***] upon the [***].

(viii) $[***] upon [***] discovered by ENDORECHERCHE and developed by or at the request of SCHERING with [***] and [***].

Unless this Agreement is terminated pursuant to the operation of Paragraph (c) (i) of Article 7, amounts in sections (i)- (ii) are guaranteed payments, provided ENDORECHERCHE has cured any material breach of the Agreement terms, as provided herein, prior to the due date{s) of such payments. And the payments in sections (iii)- (viii) will be paid upon completion of the respective milestone to the extent this Agreement is still in effect on the due date. Each of the aforementioned payments will only be made once for a total aggregate sum of $13.5 million dollars, regardless of how many Licensed Compounds or Licensed Products are discovered, developed and commercially marketed pursuant to the terms of this Agreement. The parties will mutually agree to, with respect to any Licensed Compound which SCHERING elects to clinically test in phase III clinical trials under an IND, (a) a completion date for the phase III clinical

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

trials for Licensed Compounds and (b) a submission date for the NDA. The timetables will be predicated on timetables SCHERING establishes for its own drugs of similar status. In the event that SCHERING is delayed more than one (1) year from meeting the date established for (a) above for reasons within its control, provided ENDORECHERCHE has not caused or materially contributed to the delay, SCHERING shall then be obligated to promptly make the payment specified in Paragraph (v) of this Article. In the event SCHERING is delayed more than one (1) year from meeting the date established for (b) above for reasons within its control, provided ENDORECHERCHE has not caused or materially contributed to the delay, SCHERING shall then be obligated to promptly make the payment specified in Paragraph (iv) of this Article.

(b) On the last business day of May, August, November and February in each and every calendar year during the term of this Agreement, commencing upon first marketing of Licensed Products hereunder, SCHERING shall furnish and deliver to ENDORECHERCHE a full and true accounting of its Net Sales of Licensed products hereunder during the three (3) month period ending with the previous March 31st, June 30th, September 30th and December 31st and shall simultaneously pay to ENDORECHERCHE a sum equal to the aggregate of the Earned Royalty due thereon.

(c) Any Affiliate of SCHERING may pay directly to ENDORECHERCHE Earned Royalty due on such Affiliate’s Net Sales hereunder. Whenever SCHERING shall reasonably demonstrate to ENDORECHERCHE that, in order to facilitate direct royalty payments by an Affiliate, it is desirable that a separate license agreement be entered into between ENDORECHERCHE and such Affiliate. ENDORECHERCHE will grant such license directly to such Affiliate by means of an agreement which shall be consistent with the provisions hereof.

(d) Earned Royalty shall be payable from the country in which earned in local currency and subject to foreign exchange regulations then prevailing. Earned Royalty payments shall be made in United States dollars to the extent that free conversion to United States dollars is permitted. The rate of exchange to be used in any such conversion from the currency in the country where such Net Sales are made shall be the commercial rate of exchange prevailing in the United States on the last day of the calendar quarter for which such payments are made as customarily quoted. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as aforesaid, the parties shall consult with a view to finding a prompt and acceptable solution, and SCHERING will from time to time, deal with such monies as ENDORECHERCHE may lawfully direct at no additional out-of-pocket expense. Notwithstanding the foregoing, if Earned Royalties in any country cannot be remitted to ENDORECHERCHE for any reason within six (6) months after the end of the calendar quarter during which they are earned, then SCHERING shall be obligated to deposit the Earned Royalties in a bank account in such country in the name of ENDORECHERCHE.

(e) No Earned Royalty shall be payable in respect of sales between and among SCHERING, its Affiliates and sublicensees, it being understood that royalties are to be paid on resale in the form of Licensed Products to independent third parties.

(f) If SCHERING shall hereafter be required, in respect of its sale of Licensed Products, to pay royalties to any third party whose patents may be infringed by such sales, SCHERING may deduct [***]%)of any Earned Royalty due ENDORECHERCHE hereunder to reimburse it for any royalties payable to third parties. If SCHERING has knowledge of possible infringement of third party patent rights, SCHERING will advise ENDORECHERCHE as soon as possible and permit ENDORECHERCHE consultation rights with respect to any proposed decision which SCHERING intends to take on the subject. SCHERING shall use diligent efforts, consistent with its reasonable business interests, to negotiate a settlement with a third party on commercially reasonable terms.

(g) With respect to each Licensed Product in any country in the Territory for which Earned Royalties are due hereunder, Earned Royalty shall be paid hereunder with respect to Net Sales for the longer period of twelve (12) years from the date of first commercial sale in such country of the Licensed product hereunder or for so long as any Valid Claim is utilized in the manufacture or sale in such country in such country of such Licensed Product hereunder. Upon expiration of the obligation to pay Earned Royalty on Net Sales hereunder with respect to a Licensed Product in a country in the

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

Territory, SCHERING shall thereafter be free to use and commercialize at no cost any remaining proprietary rights granted pursuant to Article 2 herein as its sees fit in such country.

(h) SCHERING shall maintain books of account and adequate records of all sales of Licensed Products. ENDORECHERCHE shall have the right, by an independent public accountant reasonably acceptable to SCHERING, employed by it and at its own expense, to examine pertinent books and records of SCHERING at all reasonable times (but not more often than once each calendar year) for the purpose of determining and reporting to ENDORECHERCHE the correctness of royalty payments made hereunder; it being understood that such examination with respect to any quarterly accounting period hereunder shall take place not later than three (3) years following the expiration of said period.

(i) For phase II clinical studies and NDA toxicology work performed by ENDORECHERCHE, in respect to Licensed Compounds designated by SCHERING, SCHERING shall reimburse ENDORECHERCHE for its properly documented actual out-of-pocket expenses for the conduct of such work. Invoices with supporting documentation may be submitted [***] and will be payable [***]. ENDORECHERCHE will negotiate clinical grants and required laboratory work and toxicology studies at [***].

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 4 – DEVELOPMENT EFFORTS

(a) ENDORECHERCHE will continue its drug discovery efforts in the Field using its best efforts during the four (4) year period commencing on the effective date of this Agreement and will continue its development efforts as necessary during the term of this Agreement using its best efforts to meet the milestones described in paragraph (a) of Article 3 (such discovery and development efforts hereinafter referred to as the “Program”). In no event shall ENDORECHERCHE be obligated hereunder to undertake any new drug discovery efforts after the four (4) year term of the program or any extension thereof pursuant to the operation of this Paragraph (a). The program shall include, without limitation, ENDORECHERCHE’s efforts directed toward the development of antiestrogen and antiandrogen compounds useful in the treatment of cancer. ENDORECHERCHE’s activities will include, without limitation, (i) compound synthesis, (ii) pharmacology, mechanism of actions and absorption, distribution, metabolism and excretion studies, (iii) manufacture of clinical and toxicology materials for pre- clinical, Phase l and Phase II clinical trials under an IND, (iv) conduct of preclinical studies, (v) conduct of sufficient toxicology work necessary for IND filings, (vi) conduct of Phase l clinical studies under an IND, (vii) conduct of phase II clinical trials under an IND for clinical indications specified by SCHERING and (viii) toxicology studies required for NDA approval. SCHERING will have the right to review and approve in advance all toxicology and clinical protocols. In support of the program, and subject to the other terms and conditions of this Agreement, SCHERING will either conduct or pay for Phase III clinical studies and will submit NDA and foreign health registration applications. SCHERING shall have the option, but not the obligation, to extend the aforementioned four (4) year drug discovery period for up to two (2) additional one (1) year periods, or a total of six (6) years, upon giving at least ninety (90) days notice prior to the end of the fourth year after the effective date with respect to the fifth year and ninety (90) days notice prior to the end of the fifth year with respect to the sixth year. In further partial consideration of the grants of rights to SCHERING contained in this Agreement, and subject to the other terms in this Agreement, SCHERING will pay to the extent this Agreement is still in effect on the due date(s), an additional $3,000,000 to ENDORECHERCHE promptly after the commencement of each applicable renewal year. ENDORECHERCHE acknowledges that SCHERING’s renewal or failure to renew the aforementioned four (4) year period shall have no effect on ENDORECHERCHE’s continuing obligation to meet the milestones described in Paragraph (a) of Article 3 of this Agreement. During the duration of the program, as it may be extended, while this Agreement remains in effect, neither ENDORECHERCHE nor Dr. Fernand Labrie will participate in, alone or with others, any other research and/or development of antiestrogen and/or antiandrogen compounds for the prophylactic or therapeutic treatment of cancer in animals or man.

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

(b) Promptly after the effective date of this Agreement, ENDORECHERCHE shall disclose all of its existing Know-How to SCHERING. During the term of this Agreement, ENDORECHERCHE shall make available to SCHERING, in a timely fashion, all additional ENDORECHERCHE Know-How developed which is necessary or useful to SCHERING’s evaluation of Licensed Compounds and development and registration for marketing approval in the Territory of Licensed Compounds and Licensed Products.

(c) At least [***] during the period described in Paragraph (a) of this Article, ENDORECHERCHE shall provide written reports of its development activities and results in the program in a form reasonably specified by SCHERING.

(d) At any time during the term of this Agreement, ENDORECHERCHE shall permit representatives of SCHERING to visit ENDORECHERCHE’s premises and view program work in progress. ENDORECHERCHE shall also permit SCHERING to review any data or documentation (and make copies), arising out of or relating to the program, including clinical trial and toxicology data, but without any patient identifying information. ENDORECHERCHE shall not be required to maintain such records and data beyond the period required by applicable laws and regulations, but shall endeavor to offer to provide original copies of such records to SCHERING prior to their destruction.

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

(e) During the term of this Agreement, at the request of ENDORECHERCHE, SCHERING will provide summaries to ENDORECHERCHE of the results of its evaluation of Licensed Compounds and the results of clinical testing and related in vitro and in vivo testing. SCHERING will also comply with the reasonable requests of ENDORECHERCHE to review any data or documentation (and make copies) describing the results of its evaluation of Licensed Compounds and all results including clinical testing and related in vitro and in vivo testing.

(f) ENDORECHERCHE shall diligently continue pre-clinical and clinical testing through the completion of Phase l and Phase II clinical trials and NDA toxicology work under IND(s) for Licensed Compounds mutually agreed upon by SCHERING and ENDORECHERCHE from time-to-time during the period set forth in Paragraph (a) of this Article. All preclinical, clinical and toxicology work undertaken by ENDORECHERCHE hereunder shall be conducted in compliance with all applicable laws and regulations. SCHERING agrees to diligently reach a decision in connection with the development of a Licensed product hereunder whenever such a decision is required at any stage of the Program. At the conclusion of any Phase l or Phase II clinical trials for any Licensed Compound, at the request of SCHERING, ENDORECHERCHE shall promptly transfer the IND to SCHERING or at the option of SCHERING shall permit SCHERING to reference the IND if SCHERING files a separate IND.

(g) For any Licensed Products marketed by SCHERING in the Territory, SCHERING agrees to use diligent efforts to market which are comparable to efforts it uses with other of its products of like status.

(h) ENDORECHERCHE shall pay all costs of the program with respect to the first Licensed Compound through Phase l clinicals under an IND, including, without limitation, toxicology work needed to support IND(S), clinical supplies of Licensed Compounds, etc. ENDORECHERCHE will conduct Phase II clinical trials and NDA toxicology for Licensed Compound on the terms set forth in this Agreement, including those contained in Paragraph (i) of Article 3 and, if requested, Phase III clinical trials on commercially reasonable terms to be negotiated.

(i) For the second or any subsequent Licensed Compound designated by SCHERING for development, SCHERING shall at its option either reimburse ENDORECHERCHE, [***] for for all development work through phase l clinicals, [***] or perform such work itself.

(j) Except for the proper exercise of any licenses granted and rights reserved under the provisions of this Agreement, each party agrees that it and its Affiliates (and sublicensees in the case of SCHERING) will not publish or otherwise divulge or use for its or their own benefit confidential information furnished to it by the other, and in addition in the case of ENDORECHERCHE Program results, without the prior written approval of such other

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

party in each instance. The foregoing obligation shall not be imposed on a party with respect to any information which it can demonstrate (i) was at the time of disclosure to it (or shall thereafter, but prior to its publication, divulgence or use for the benefit of a party or any of its Affiliates, become, through no fault of such party or its Affiliates) a part of the public domain by publication or otherwise; or (ii) was already properly and lawfully in its possession at the time it was received from the other party; or (iii) was lawfully received from a third party who was under no obligation of confidentiality to the disclosing party with respect thereto; or (iv) is required by law to be disclosed (but only to the extent of such required disclosure). This obligation shall extend until the last to occur of (i) the expiration of this Agreement, or (ii) [***] years following the date of this Agreement, or (iii) [***] years following any termination of this Agreement prior to expiration thereof.

ARTICLE 5 – TRADEMARKS

SCHERING shall be free to use and to register in any trademark office in the Territory any Trademark for use with Licensed products it desires in its sole discretion. SCHERING shall own all right, title and interest in and to the Trademark in its own name or that of its designated Affiliate during and after the term of this Agreement.

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 6 – PATENT RIGHTS AND UNLICENSED SALES

As long as SCHERING has rights to Licensed Compounds hereunder, ENDORECHERCHE shall, or shall permit SCHERING, as hereinafter provided to, prepare, file and prosecute, if feasible, and maintain issued patents with respect to such patentable Licensed Compounds which remain potential candidates for development and marketing hereunder, for any compositions of matter, methods of use thereof or processes therefore in accordance with the terms of this Article, as follows:

(a) After the effective date of this Agreement if SCHERING wishes patent protection in any country or countries in the Territory, ENDORECHERCHE shall obtain and maintain such patents and SCHERING shall reimburse ENDORECHERCHE for [***] related thereto. [***] received by ENDORECHERCHE to reimburse it for patent expenses shall not be counted as an off-set against [***] for purposes of the aforementioned calculation. SCHERING shall be provided reasonable opportunity to participate in the selection of patent counsel and review and comment upon the contents of any proposed patent application and on the contents of any document relating to the prosecution and maintenance of issued patents thereof and at its option, in lieu of the foregoing, SCHERING may prepare and prosecute any patent application(s) and maintain any issued patent(s) itself solely at its expense. For patents prosecuted and maintained by ENDORECHERCHE, SCHERING shall reimburse

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

ENDORECHERCHE [***] with respect to those issued patents claiming [***] and/or [***]. It is the intention of the parties that any patent application, as filed and prosecuted, shall be of the same quality, scope and coverage as would be sought by the party filing for its own valuable proprietary property which it did not intend to license.

(b) With respect to any issued patent within the Patent Rights, ENDORECHERCHE will designate SCHERING as its agent, for obtaining an extension of such patent where available in any country in the Territory or if not feasible, at SCHERING’s option, permit SCHERING to file in ENDORECHERCHE’s name, or diligently obtain such extension for SCHERING at SCHERING’s expense. Furthermore, ENDORECHERCHE agrees to provide reasonable assistance, at no out-of-pocket expense, to facilitate SCHERING’s efforts to obtain any extension.

(c) ENDORECHERCHE agrees to promptly take all reasonable legal action necessary to protect the Patent Rights against infringements by third parties. If within three (3) months following receipt of written notice from SCHERING, ENDORECHERCHE fails to take such action to halt the alleged infringement, SCHERING shall, in its sole discretion, have the right to take

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

such action as it deems warranted in its own name or in the name of ENDORECHERCHE. ENDORECHERCHE agrees to render such reasonable assistance (which assistance does not place unduly burdensome demands on ENDORECHERCHE’s time or finances) as SCHERING may request in the event such action is taken by SCHERING. Costs of maintaining any such action and damages recovered therefrom shall be paid by and belong to the party bringing the action. If SCHERING consents in the exercise of its sole discretion to a license to any third party infringer hereunder, then after deduction by SCHERING of any costs and expenses of prosecuting any claims against the third party prior to licensing such party which are incurred by SCHERING, the parties shall split any advance or running royalty payments received from any third party, [***]%) to SCHERING and [***]%) percent to ENDORECHERCHE.

ARTICLE 7 – TERM AND TERMINATION

(a) Unless sooner cancelled or terminated under the provisions hereof, this Agreement shall expire thirty (30) years after its effective date. To the extent not previously granted, SCHERING shall thereafter be free to use and commercialize at no cost any remaining proprietary rights granted pursuant to Article 2 herein as it sees fit in the Territory.

(b) Either party may, at its option, terminate this Agreement by giving to the other party prior notice in writing to that effect of not less than ninety (90) days in the event the

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

other party shall commit a material breach of this Agreement, and shall fail to cure such breach during the ninety (90) day period following receipt of said notice from the non-breaching party or such longer period as may be necessary, provided the breaching party continues its diligent efforts to cure; provided, however, that any such cancellation and termination shall not release the breaching party from any obligations hereunder incurred prior thereto and provided further that if a breach by SCHERING occurs after the conclusion of the five (5) year period described in Article 4 or any extension thereto, the Agreement shall be terminable by ENDORECHERCHE only with respect to Licensed Compound(s) or Licensed Product(s) to which the breach specifically relates.

(c) SCHERING shall have the right to terminate this Agreement (i) for any reason upon at least ninety (90) days prior notice effective on the second year anniversary of the effective date of this Agreement or (ii) upon written notice within ninety (90) days after the four (4) year term of the Program, or any extension thereof, if at the time of such notice no Licensed Compounds are being tested in Phase l, Phase II or Phase III clinical trials pursuant to the terms of this Agreement.

(d) The parties may at any time terminate this Agreement in part or in its entirety by mutual written agreement.

(e) ENDORECHERCHE may, at its option, terminate this Agreement without penalty to SCHERING if on the sixth yearly anniversary of the effective date of this Agreement SCHERING has not submitted an NDA for approval of at least one (1) Licensed Product, unless SCHERING is then making and continues to make diligent efforts to obtain the first NDA approval of a Licensed Product, unless ENDORECHERCHE has caused or materially contributed to SCHERING’s inability to file or diligently pursue the NDA submission.

(f) Upon any partial or complete Agreement cancellation or termination, all Earned Royalties due for Net Sales of Licensed Products to the effective date of said cancellation or termination shall accrue and become due and payable on the sixtieth (60th) day thereafter.

(g) In the event of the cancellation or termination of any license rights with respect to a Licensed product prior to the expiration of this Agreement, inventory of Licensed product may be sold after date of termination provided Earned Royalties are paid thereon.

(h) In the event this Agreement is terminated by SCHERING pursuant to Paragraph (c) of this Article or by the parties pursuant to Paragraph (d) of this Article, then ENDORECHERCHE shall have the following rights and obligations:

(i) At the written request of ENDORECHERCHE given within ninety (90) days of the termination, SCHERING will transfer or cause to be transferred to ENDORECHERCHE or its designee, to the extent feasible and with any out-of-pocket expenses associated with the transfers) paid by ENDORECHERCHE, any government health registration and pricing approvals of SCHERING and its Affiliates for any Licensed products (excluding Licensed Combinations) which contain as the sole active pharmaceutical ingredient(s) Licensed Compounds, and shall also promptly provide or cause to be provided any of its or its Affiliates Know-How relating to such Licensed Products and/or relating to any additional SCHERING Know-How developed during the term of Program. Notwithstanding the foregoing, to the extent SCHERING has proprietary Know-How relating to manufacturing processes of such Licensed Compounds and Licensed Products, it shall only be required to disclose such Know-How hereunder if the parties mutually agree on commercial terms to reasonably reimburse SCHERING for the use of such Know-How.

(ii) At the written request of ENDORECHERCHE given within ninety (90) days of the termination, SCHERING agrees to grant with respect to the Licensed Compounds and Licensed products described in (i) of this Paragraph an exclusive, paid-up worldwide license, with right of sublicense, to make, have made, use and sell such Licensed Compounds and Licensed Products under any applicable SCHERING patents and Know-How for any diseases and/or conditions in man and/or animals.

(iii) ENDORECHERCHE and any designee or sublicensee shall indemnify and hold SCHERING, its Affiliates and their respective employees, officers, directors shareholders and agents harmless, to the maximum extent permitted by law, from and against any claims, liability, loss, damages, costs, or expenses (including reasonable attorney’s fees) which the indemnified party may incur, suffer or be required to pay resulting from or arising in connection with the use or sale any Licensed Products, Licensed Compounds, SCHERING patent rights or Know-How described in this Paragraph. Furthermore, to the maximum extent permitted by law, SCHERING makes no warranties, express or implied, with respect to any rights, Licensed Compounds or Licensed products described in this Paragraph and shall not be liable to ENDORECHERCHE or any third party with respect to the manufacture, use or sale of any Licensed Compounds or Licensed Products described in this Paragraph and

(iv) SCHERING will return to ENDORECHERCHE or dispose of any ENDORECHERCHE’s Know-How to the extent feasible, as requested by ENDORECHERCHE, within a reasonable time after the termination.

ARTICLE 8 – WARRANTIES AND LIABILITY

(a) Each party represents and warrants to the other party that it has the legal power, authority and right to enter into this Agreement and to perform all of its respective obligations set forth in the Agreement terms, including the Exhibits.

(b) Each party represents and warrants that as of the effective date of this Agreement it is not a party to any agreement, arrangement or understanding with any third party which in any way conflicts with its ability to fulfill any of its obligations under the terms of this Agreement, including the Exhibits.

(c) ENDORECHERCHE represents and warrants that the program has been approved by the Quebec Government as fulfilling the requirements for the fiscal advantages and research incentives and that the document attached as Exhibit Band incorporated herein constitutes such formal and legally binding approval of the Quebec Government and further represents and warrants that it will use its best efforts to maintain the research tax credits available, as a result of such approval, during the period described in Paragraph (a) of Article 4.

(d) ENDORECHERCHE warrants that it has and shall retain all right, title and interest to the Patent Rights described in Paragraph (1) (i) of Article 1 and further warrants that is has and shall retain the right to obtain all right, title and interest in all patentable inventions arising out of efforts by or on behalf of ENDORECHERCHE in the Program.

(e) ENDORECHERCHE represents and warrants that it has entered into and will maintain a binding and enforceable agreement with Le Centre Hospitalier De L’Universite, Laval (hereinafter “CHUL”) under which ENDORECHERCHE has exclusive right of assignment of all right, title and interest in any inventions, discoveries, research results and data, whether or not patentable, resulting from any work undertaken by CHUL during the term of the Program, as it may be extended, relating to the discovery and development of antiestrogen and antiandrogen compounds useful in the treatment of cancer.

(f) Except as expressly provided in this Agreement, each party disclaims all warranties, express or implied, concerning or relating to Licensed Compounds and Licensed Products.

(g) Neither party shall be liable for incidental or consequential damages of the other party arising out of or resulting from a breach of this Agreement.

ARTICLE 9 – MISCELLANEOUS

(a) The failure on the part of SCHERING or ENDORECHERCHE to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right, nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

(b) Any notice required or permitted to be given by the terms of this Agreement by a party shall be given by prepaid, registered air mail, properly addressed to the address of the other party set forth below, or to such other address as may, from time to time, be designated in writing by such other party, and shall be deemed to have been given upon receipt:

As To SCHERING:	SCHERING Corporation
2000 Galloping Hill Road
Kenilworth, New Jersey, U.S.A. 07033
Attn.:

cc:	Legal Director, Research
and Licensing
Schering-Plough
Corporation 2000
Galloping Hill Road
Kenilworth, New Jersey, U.S.A. 07033

As To ENDORECHERCHE:

Dr. Fernand Labrie M.D.
29 La Promenade
St. Foy
Quebec, G1W2J5
Canada

cc:	Andre Morisset, Esq.
Edifice Iberville Trois
2960 boul. Laurier Suite 500 Sainte-Fos,
Quebec GIV 451

(c) This Agreement shall be construed and interpreted according to the laws of the State of New Jersey U.S.A., except with respect to its conflict of law provisions.

(d) Any claim or dispute arising in connection with this Agreement, or the alleged breach thereof, shall be submitted to arbitration in New York City under the rules of the American Arbitration Association, and any award or decision made in such arbitration shall be binding and final upon the parties hereto.

(e) The captions to the Articles of this Agreement are for convenience only, and shall not be deemed of any force or effect whatsoever in construing this Agreement.

(f) The terms and provisions contained herein constitute the entire Agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or understanding varying or extending the same will be binding upon either party hereto unless in writing, signed by duly authorized officers of the respective parties, and referencing this Agreement.

(g) This Agreement shall not be assignable by either party except by SCHERING to an Affiliate of SCHERING.

(h) ENDORECHERCHE shall promptly report to SCHERING the details of any significant patient adverse drug reactions or suspected adverse drug reactions with respect to any Licensed Compounds during any clinical trials occurring or conducted by or on behalf of ENDORECHERCHE.

(i) The terms of this Agreement which by their intent or meaning have validity beyond the term of this Agreement shall survive the termination or expiration of this Agreement.

(j) ENDORECHERCHE agrees not to publicize this Agreement nor to disclose the terms and conditions herein, except to the extent required by law, and then only on a confidential basis to the extent feasible, or except as consented to in advance by SCHERING in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the date first above written.

ENDORECHERCHE, INC.		SCHERING CORPORATION

By:	/s/ Fernand Labrie	By:	/s/ illegible

EXHIBIT A OF AGREEMENT WITH SCHERING CORPORATION

AND ENDORECHERCHE. INC.

I.	D.S. Patent Applications:

Title		Serial No.	Filing Date

1)	Therapeutic [***]	[***]	[***]

2)	[***] Compounds	[***]	[***]

3)	Combination Therapy for Treatment of [***]	[***]	[***]

4)	Inhibitors of [***] and Methods for Their Production and Use	[***]	[***]

5)	Estrogen [***] Derivatives for Use in the Inhibition of [***] Activity	[***]	[***]

6)	Method of Treatment of [***]-Related Diseases	[***]	[***]

7)	[***] for Use in the Inhibition of [***] Activity	[***]	[***]

8)	Combination Therapy for the Prophylaxis and/or Treatment of [***]	[***]	[***]

II.	Corresponding Foreign Patent Applications:

1)	Corresponding foreign patent applications entitled “[***] For Use in the [***]” claiming priority of [***] of the above-listed U.S. Patent Applications, Serial Nos. [***], filed [***],[***], filed [***],[***], filed [***], and [***], filed [***] have been filed in [***], and [***].

The serial numbers and filing dates for each of the eight (8) corresponding foreign patent applications are given below:

Country	Serial No.	Filing Data

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

2)	Corresponding foreign applications entitled “Combination Therapy for Treatment of [***]” claiming priority of U.S. Patent Appln. [***] filed [***] have been filed as a PCT application designating all PCT countries, as well as in each of the following non-PCT countries: [***] and [***].

The serial numbers and filing dates of the PCT and the corresponding seven (7) non-PCT applictions are listed below:

Country	Serial No.	Filing Data
[***]*	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	No Filing Receipt Yet	Forwarded to Associate 3/2/90
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	No Filing Receipt Yet	Forwarded to Associate 3/2/90

* The PCT application filed in the [***] Patent Office designates all PCT countries including the [***], most of the [***] countries, the [***] and [***] countries.

[***] Represents information redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.